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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 2, 2009

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan		48304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Voluntary Disclosure of Other Events.

TriMas Corporation (the “Corporation”) had previously been notified on March 12, 2009 that it had fallen below the New York Stock Exchange, Inc.’s (“NYSE”) continued listing criterion that requires 30 days average market capitalization of not less than $75 million or total stockholders’ equity of not less than $75 million. Effective retroactively to May 12, 2009, the NYSE received approval from the Securities and Exchange Commission to lower the numeric thresholds for these listing standards to $50 million at least through October 31, 2009.

In a letter dated June 1, 2009 and received on June 2, 2009, the Corporation received written notification from the NYSE that, as a result of the above mentioned pilot program, the Corporation is deemed to be in compliance with the NYSE’s continued listing requirements that pertain to market capitalization and stockholders’ equity.

As of the close of trading on June 2, 2009, the Corporation’s market capitalization was $124,915,915.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: June 2, 2009	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Secretary